Exhibit 1.1

Execution version

PENNYMAC MORTGAGE INVESTMENT TRUST

$150,000,000

9.00% Senior Notes due 2030

UNDERWRITING AGREEMENT

February 4, 2025

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Keefe, Bruyette & Woods, Inc.

787 Seventh Ave., 4th Floor

New York, NY 10019

Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), managed by PNMAC Capital Management, LLC (the “Manager”), and PennyMac Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (the “Guarantor Subsidiary” and, together with the Company, the “Transaction Entities” and each, a “Transaction Entity”), each confirms its agreements with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. (each, an “Underwriter,” and collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 7 hereof), (i) with respect to the issuance and sale by the Company of $150,000,000 aggregate principal amount (the “Initial Securities”) of the

Company’s 9.00% Senior Notes due 2030 (the “Notes”), and the purchase by the Underwriters, acting severally and not jointly, of the aggregate principal amount of Initial Securities set forth opposite their respective names in Exhibit A hereto, and (ii) with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional $22,500,000 aggregate principal amount of Notes (the “Option Securities”) to cover over-allotments, if any. The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest by the Guarantor Subsidiary (the “Guarantees” and together with the Notes, the “Securities”). All references to “Securities” herein refer to the Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities.

The Transaction Entities have filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (File Nos. 333-280211 and 333-280211-01), which registers the offer and sale of certain securities to be issued from time to time by the Transaction Entities, including the Securities.

The registration statement, including the exhibits and schedules thereto, at the time it first became effective, and any post-effective amendment thereto, at the time it became effective, including all documents filed as a part thereof, and all documents incorporated therein by reference, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Securities and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B (“Rule 430B”) under the 1933 Act, is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement filed on June 14, 2024 (including all documents incorporated therein by reference) is hereinafter referred to as the “Base Prospectus.” The Transaction Entities have prepared and filed with the Commission in accordance with Rule 424 a “Preliminary Prospectus Supplement,” which means the preliminary prospectus supplement used in connection with the offer of the Securities filed with the Commission pursuant to Rule 424 prior to execution and delivery of this Agreement. “Preliminary Prospectus” means, collectively, the Preliminary Prospectus Supplement and the Base Prospectus. “Final Prospectus Supplement” means the prospectus supplement containing all information omitted from the Base Prospectus and Preliminary Prospectus Supplement pursuant to Rule 430B which will be filed with the Commission pursuant to Rule 424. “Prospectus” means, collectively, the Base Prospectus and Final Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Securities by the Underwriters. All references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which are incorporated by reference in or included in the Registration Statement, the Preliminary Prospectus Supplement, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus Supplement, or the Prospectus, including those made pursuant to Rule 424, shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act (as defined below) which is incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus, as the case may be, as of any specified date.

The Notes will be issued under an indenture, dated September 21, 2023 (the “Base Indenture”), as supplemented by a second supplemental indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated February 11, 2025, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the Guarantor Subsidiary, as guarantor. The Notes will be issued as fully registered securities to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)), as nominee of DTC.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows:

1.	Representations and Warranties.

(a) Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(1) hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. Each of the Transaction Entities meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of either of the Transaction Entities, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement.

At the respective times the Registration Statement and any post-effective amendments thereto became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the 1933 Act) and at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date), the Registration Statement and any post-effective amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “TIA”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments or supplements thereto, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with the requirements of the 1933 Act. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and set forth on Exhibit B hereto and the Statutory Prospectus (as defined below) as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:32 p.m. (Eastern time) on February 4, 2025, or such other time as agreed by the Transaction Entities and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Transaction Entities, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Transaction Entities’ records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, as evidenced by its being specified in Exhibit C hereto.

“Statutory Prospectus” as of any time means the Base Prospectus that is included in the Registration Statement and the Preliminary Prospectus Supplement relating to the Securities immediately prior to that time, including the documents incorporated by reference therein at such time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that either of the Transaction Entities notified or notifies the Underwriters as described in Section 4(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(a).

The Preliminary Prospectus complied when so filed in all material respects with the 1933 Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement and any post-effective amendments thereto and at the date hereof, each of the Transaction Entities was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act.

Neither of the Transaction Entities has, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus or other materials, if any, permitted by the 1933 Act.

(2) Incorporated Documents. The documents filed by the Transaction Entities and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, when they became effective, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1934 Act”), and, when read together and with the other information in the Registration Statement or the Prospectus, (a) at the time the Registration Statement originally became effective, (b) at the earlier of the time the Prospectus was first used and the Applicable Time, (c) at the Closing Date and (d) at each Option Closing Date (if any), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) WKSI Status. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 of the 1933 Act, and (D) at the date hereof, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act.

(4) Independent Accountants. The accounting firm who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are independent public accountants as required by the 1933 Act.

(5) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. No other financial statements are required to be set forth in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Transaction Entities or the Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Transaction Entities and the Subsidiaries considered as one enterprise and (C) except for regular quarterly distributions on the Company’s common shares of beneficial interest and regular quarterly distributions on the Company’s outstanding preferred shares of beneficial interest, there has been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(7) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(8) Good Standing of Subsidiaries. The Guarantor Subsidiary and each other “subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding equity interests or capital stock, respectively, of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests or shares of capital stock, respectively, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(9) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Company is as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to separate offerings, reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities, options or warrants referred to in the General Disclosure Package and the Prospectus). The issued and outstanding shares of beneficial interest in the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest in the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(10) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities. The Transaction Entities have the requisite entity power and authority to execute and deliver the Securities and the Indenture (collectively with this Agreement and the Guarantees, the “Transaction Documents”), as applicable, and to perform their obligations hereunder and thereunder.

(11) Description of Securities. The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(12) Authorization of Indenture. The Base Indenture and the Second Supplemental Indenture have been duly authorized by each of the Transaction Entities, and at the Closing Date, will be duly executed and delivered by the Transaction Entities and, when duly authorized, executed and delivered by the Trustee, will constitute valid and binding agreements of each of the Transaction Entities, enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The Indenture at the Closing Date will have been duly qualified under the TIA.

(13) Authorization of Notes. The Notes have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The form of the Notes will conform with the listing requirements for the New York Stock Exchange (“NYSE”).

(14) Authorization of Guarantees. The Guarantees have been duly authorized by the Guarantor Subsidiary and, at the Closing Date, the notations of the Guarantees endorsed on the Notes issued at the Closing Date will have been duly executed by the Guarantor Subsidiary and, when the Notes are issued and delivered in the manner provided for in the Indenture, will constitute valid and legally binding obligations of the Guarantor Subsidiary, enforceable against the Guarantor Subsidiary in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and such notations of the Guarantees will be in the form contemplated by the Indenture.

(15) Absence of Defaults and Conflicts. None of the Transaction Entities or the Subsidiaries are in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Transaction Entities or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Transaction Entities or the Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Transaction Entities, as applicable, of the Transaction Documents and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the

Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their respective obligations under the Transaction Documents, as applicable, have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or the Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the organizational documents of the Transaction Entities or the Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Transaction Entities or the Subsidiaries or any of their assets, properties or operations, except in the case of clause (ii) only, for such violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of the Subsidiaries.

(16) Absence of Labor Dispute. No labor dispute with the employees of the Transaction Entities nor any of the Subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, and neither of the Transaction Entities is aware of any existing or imminent labor disturbance by the employees of any of their contractors, which, in either case, would result in a Material Adverse Effect.

(17) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of the Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Transaction Entities, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Transaction Entities of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Transaction Entities or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(18) Possession of Intellectual Property. Each of the Transaction Entities and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, software and design licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct their respective businesses as described in the General Disclosure Package and the Prospectus, and none of the Transaction Entities or the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(19) Cybersecurity. (A) (i) The Transaction Entities and each of the Subsidiaries have materially complied and are presently in material compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Transaction Entities or any of the Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) none of the Transaction Entities or the Subsidiaries has received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Transaction Entities, threatened alleging non-compliance with any Data Security Obligation that would, singly or in the aggregate, result in a Material Adverse Effect. (B) The Transaction Entities and the Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and materially complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Transaction Entities’ and the Subsidiaries’ businesses (“Breach”). To the knowledge of the Transaction Entities, there has been no such Breach that would, singly or in the aggregate, result in a Material Adverse Effect, and the Transaction Entities and the Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach that would, singly or in the aggregate, result in a Material Adverse Effect.

(20) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by either of the Transaction Entities of its respective obligations under the Transaction Documents, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Indenture and the Securities, except such as have been already obtained or as may be required under the 1933 Act or the 1934 Act or state securities laws or blue sky laws or as may be required by Financial Industry Regulatory Authority (“FINRA”) or required by the NYSE in connection with the listing of the Securities.

(21) Absence of Manipulation. Neither the Transaction Entities or any of their affiliates has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Transaction Entities to facilitate the sale or resale of the Securities.

(22) Possession of Licenses and Permits. The Transaction Entities and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the General Disclosure Package and the Prospectus, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Transaction Entities and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Transaction Entities nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(23) Title to Property. The Transaction Entities and the Subsidiaries have good and marketable title to all real property owned by the Transaction Entities and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially and adversely affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities and the Subsidiaries, respectively. All of the leases and subleases material to the business of the Transaction Entities and the Subsidiaries, considered as one enterprise, and under which the Transaction Entities or any of the Subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and none of the Transaction Entities or the Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Transaction Entities or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(24) Investment Company Act. Neither of the Transaction Entities is required, and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, neither of the Transaction Entities will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(25) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Transaction Entities or the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Transaction Entities and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any applicable Environmental Law against the Transaction Entities or any of the Subsidiaries and (D) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Transaction Entities or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(26) Registration Rights. Other than those registration rights contained in agreements filed as exhibits to the Company’s reports filed under the 1934 Act or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (which registration rights are either not applicable to the offering contemplated by this Agreement or with respect to which waivers have been obtained), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Transaction Entities under the 1933 Act.

(27) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(28) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to each of the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(29) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(30) Payment of Taxes. Each of the Transaction Entities has timely filed all U.S. federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the General Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the General Disclosure Package and the Prospectus. All such returns are true and correct in all material respects.

(31) Insurance. The Transaction Entities and the Subsidiaries carry or are entitled to the benefits of insurance, with reputable and, to the knowledge of the Transaction Entities,

financially sound insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has reason to believe that it or any of the Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Transaction Entities or the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(32) Foreign Corrupt Practices Act. None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Transaction Entities or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Transaction Entities and the Subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(33) Money Laundering Laws. The operations of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Transaction Entities, threatened.

(34) OFAC. None of the Transaction Entities, any of the Subsidiaries or, to the knowledge of the Transaction Entities, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Transaction Entities or any of the Subsidiaries is currently the subject or target of any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury Department, or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Transaction Entities and any of the Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Transaction Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in a country or territory that, at the time of such financing, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(35) Real Estate Investment Trust Status. The Company, since its date of inception for U.S. federal income tax purposes, has been, and upon the sale of the Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”).

(36) Management Agreement. The Fourth Amended and Restated Management Agreement, dated as of December 16, 2024 (the “Management Agreement”), among the Company, PennyMac Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and the Manager has been duly authorized, executed and delivered by each of the Company, the Operating Partnership and the Manager and constitutes a valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(37) Flow Servicing Agreement. The Fifth Amended and Restated Flow Servicing Agreement, dated as of December 16, 2024 (the “Servicing Agreement”), between the Operating Partnership and PennyMac Loan Services, LLC (the “Servicer”), has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(38) Finder’s Fees. Neither of the Transaction Entities has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(39) Partnership Agreement. The Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of August 4, 2009, as amended (the “Partnership Agreement”), has been duly authorized, executed and delivered by each of the Company and PennyMac GP OP, Inc. and is a valid and binding agreement of each of the Company and PennyMac GP OP, Inc., enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(b) Representations and Warranties of the Manager. The Manager represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date, and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

(1) Certain Information. The factual information set forth under the headings “Business – Our Manager and Our Servicer” and “Risk Factors – Risks Related to Our Management and Relationship with Our Manager and Its Affiliates” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, to the extent that such information relates specifically to the Manager or the Servicer, is true and correct in all material respects.

(2) Good Standing of the Manager and the Servicer. Each of the Manager and the Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the

Management Agreement and the Servicing Agreement, as applicable; and each of the Manager and the Servicer is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(3) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(4) Authorization of Other Agreements. Each of the Management Agreement and the Servicing Agreement has been duly authorized, executed and delivered by the Manager or the Servicer, as the case may be, and constitutes a valid and binding agreement of the Manager or the Servicer, as the case may be, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(5) Absence of Defaults and Conflicts. Neither the Manager nor the Servicer is in violation of its certificate of formation or limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which it may be bound, or to which any of the property or assets of such entity is subject, except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Manager with its obligations hereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager or the Servicer, as the case may be, pursuant to, its Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the certificate of formation or limited liability company agreement of the Manager or the Servicer, as the case may be, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or the Servicer, as the case may be, or any of its assets, properties or operations, except, in the case of clause (ii) only, for such violations that would not result in a Material Adverse Effect.

(6) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or state securities or blue sky laws or as may be required by FINRA.

(7) Possession of Licenses and Permits. Each of the Manager and the Servicer possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as now operated, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Manager and the Servicer is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material

Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Manager nor the Servicer has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(8) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager or the Servicer, which, if determined adversely to the Manager or the Servicer, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Manager or the Servicer of its obligations hereunder and/or the Management Agreement or the Servicing Agreement, as applicable; the aggregate of all pending legal or governmental proceedings to which the Manager or the Servicer is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(9) Financial Resources. Each of the Manager and the Servicer has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Servicing Agreement, the General Disclosure Package and the Prospectus and under this Agreement, as applicable.

(10) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the General Disclosure Package and the Prospectus.

(11) Absence of Manipulation. Neither the Manager nor any of its affiliates has taken, nor will the Manager or any affiliate of the foregoing take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Transaction Entities to facilitate the sale or resale of the Securities.

(c) Officers’ Certificates. Any certificate signed by any officer of the Company, the Guarantor Subsidiary, the Manager or any of their subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Guarantor Subsidiary or the Manager, as the case may be, to each Underwriter as to the matters covered thereby.

2. Purchase Sale and Delivery of the Securities.

(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Underwriters, severally and not jointly, the respective aggregate principal amount of Initial Securities set forth opposite the name of the Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective aggregate principal amount of Initial Securities set forth opposite the name of such Underwriter on Exhibit A hereto, plus any additional aggregate principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof, subject to such adjustments among the Underwriters in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations, in each case at a purchase price of 96.85% of the aggregate principal amount (the “Purchase Price”), plus accrued interest, if any, from February 11, 2025 to the Closing Date.

(b) ln addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or any portion of the Option Securities at a price equal to the Purchase Price (plus accrued interest, if any, from the Closing Date to the Option Closing Date). The option hereby granted will expire at 11:59 P.M. New York City time on the 30th day after the date hereof and may be exercised on up to three occasions in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Transaction Entities setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Underwriters, but shall not be earlier than one or later than five full business days after the exercise of said option, unless otherwise agreed upon by the Transaction Entities and the Underwriters, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the aggregate principal amount of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased, which the aggregate principal amount of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional aggregate principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof, bears to the aggregate principal amount of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment of the purchase price for, and delivery through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters of, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 a.m. (New York City time) on February 11, 2025 (unless postponed in accordance with the provisions of Section 7 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Date”).

ln addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the Purchase Price for, and delivery of any certificates for, such Option Securities shall be made at 10:00 a.m. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Option Closing Date.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to Morgan Stanley & Co. LLC for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized Morgan Stanley & Co. LLC, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Morgan Stanley & Co. LLC, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Certificates for, or other evidence of, the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Date or the relevant Option Closing Date, as the case may be.

3. Expenses. The Company covenants and agrees to pay the reasonable costs and expenses incident to the performance of their obligations under this Agreement, including relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the General Disclosure Package, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the costs and expenses incurred by the Company arising out of the marketing of the sale of the Securities to investors; (iv) the preparation, printing, authentication, sale, issuance and delivery of the Securities, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriters and any charges of DTC in connection therewith; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the listing of the Securities on the NYSE; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees); (viii) any filings required to be made with FINRA (including filing fees); (ix) all reasonable and documented out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including legal fees and expenses, marketing, syndication and travel expenses; provided, that the Company’s obligation to reimburse such fees and expenses, including legal fees and legal expenses, shall not exceed $150,000 without the prior written consent of the Company and shall be reimbursed through the Underwriters; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (xi) the fees and expenses of the Trustee and (xii) all other reasonable costs and expenses incurred by the Company.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including reasonable fees and disbursements of counsel for the Underwriters.

4. Agreements of the Transaction Entities. The Transaction Entities agree with the Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Transaction Entities will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Transaction Entities have furnished to the Underwriters a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A under the 1933 Act, or filing of the Prospectus is otherwise required under Rule 424, the Transaction Entities will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to Rule 424 within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Transaction Entities will promptly advise the Underwriters (1) when the Prospectus, and any supplement thereto, will have been filed (if required) with the Commission pursuant to Rule 424, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement will have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the

Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Transaction Entities, threatening of any proceeding for that purpose and (5) of the receipt by the Transaction Entities of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or, to the knowledge of the Transaction Entities, threatening of any proceeding for such purpose. Each of the Transaction Entities will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) The Transaction Entities will comply with the requirements of Rule 430B under the 1933 Act and will notify the Underwriters immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if either of the Transaction Entities becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Transaction Entities will promptly effect the filings required under Rule 424, in the manner and within the time period required by Rule 424, notify the Underwriters of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Transaction Entities will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event will occur or condition will exist as a result of which it is necessary, in the opinion of outside counsel to the Underwriters or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it will be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Transaction Entities will promptly (i) give each Underwriter notice of such event, (ii) prepare and file with the Commission, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, provided that the Transaction Entities shall not make any filing to which the Underwriters reasonably object, (ii) use its best efforts to have such amendment or new registration statement become effective as soon as practicable, and (iii) furnish to the Underwriters, without charge, such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.

(d) The Transaction Entities will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided, that the Transaction Entities will not be required to qualify as a foreign trust or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Transaction Entities will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Securities.

(e) The Transaction Entities will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request. The Transaction Entities will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Transaction Entities will deliver to the Underwriters at or before the Closing Date, a conformed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Underwriters may reasonably request.

(f) The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(g) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event will occur as a result of which, in the judgment of the Transaction Entities or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order that the General Disclosure Package will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable law, the Transaction Entities promptly will notify the Underwriters and will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited), which will satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(i) Except for any non-registered guarantees issued by the Company in connection with any internal tax restructuring, any private securitizations, including any credit agreements associated with the private securitizations, any secured financing, any mortgage-backed securities, credit-risk transfers securities, stripped mortgage-backed securities and excess servicing (XSIO transaction) or any guarantees of derivatives swaps issued by the Company, no offering, sale, short sale or other disposition of any debt securities issued or guaranteed by the Company or other securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or derivative of debt securities issued or guaranteed by the Company (or agreement for such) will be made for a period of 30 days after the date of the Prospectus, directly or indirectly, by the Company, otherwise than hereunder or with the prior written consent of Morgan Stanley & Co. LLC.

(j) The Company will apply the net proceeds of the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) The Transaction Entities will cooperate with the Underwriters and use their commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(l) The Company will maintain a trustee, paying agent and registrar for the Notes.

(m) The Transaction Entities will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Transaction Entities to facilitate the sale or resale of the Securities, except as may be allowed by law.

(n) The Transaction Entities, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act and the 1934 Act, as applicable, within the time periods required by such act, rule or regulation. To the extent the distribution of Securities has been completed, the Transaction Entities will not be required to provide the Underwriters with reports it is required to file with the Commission under the 1934 Act.

(o) The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the 1934 Act (“NRSRO”) while any Notes remain outstanding.

(p) The Company will use its reasonable best efforts to effect within thirty (30) days of the Closing Date and to maintain the listing of the Notes on the NYSE.

(q) The Company intends to operate in conformity with the requirements for qualification and taxation as a REIT under the Code until such time as the Company’s board of trustees determines that operating in such manner is not in the best interests of the Company.

5. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Transaction Entities contained herein or in certificates of any officer of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of the covenants and obligations hereunder, and to the following additional conditions:

(a) The Registration Statement has become effective and the Prospectus shall have been filed as required by Rules 424, 430A or 430B under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with the 1933 Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Transaction Entities, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or, if applicable, any Option Closing Date which would prevent the issuance of the Securities.

(b) The Underwriters shall have received from Sidley Austin LLP, counsel for the Company, an opinion and a negative assurance letter, and from Venable LLP, special Maryland counsel for the Company, an opinion, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance reasonably satisfactory to the Underwriters.

(c) The Underwriters shall have received from Sullivan & Cromwell LLP, counsel to the Underwriters, an opinion and a negative assurance letter, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinion of Venable LLP rendered pursuant to Section 5(b), as to matters arising under Maryland law, or other counsel reasonably satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(d) The Underwriters shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, of Deloitte & Touche LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters (or as otherwise accepted by the Underwriters), delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulleting), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Transaction Entities shall have furnished to the Underwriters, on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate substantially in the form of Exhibit D.

(f) At the time of the execution of this Agreement, the Underwriters shall have received from the Company a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, stating, as of the time of the execution of this Agreement, the conclusions and findings of such individual, in his or her capacity as Chief Financial Officer of the Company, with respect to the financial information and other such matters reasonably requested by the Underwriters.

(g) Each of the Transaction Entities and the Trustee shall have executed and delivered each of the Base Indenture, the Second Supplemental Indenture and the Securities.

(h) The Transaction Entities shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated.

(i) The application for listing of the Securities shall have been submitted to the NYSE.

(j) At the Closing Date, the Securities shall be rated at least BBB by Egan-Jones Ratings Company and since the execution of this Agreement, there shall not have been any decrease in the rating of any debt of the Company by any NRSRO, or any written notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Transaction Entities of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Transaction Entities and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 3 and 6 hereof).

6.	Indemnification and Contribution.

(a) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls the Underwriters within the meaning of either Section 15 of the l933 Act or Section 20 of the 1934 Act:

(i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue or alleged untrue statement of a material fact contained in the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Transaction Entities; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Transaction

Entities by any Underwriter through the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) their names; (ii) the first sentence of the second paragraph under “Risk Factors—There is no public market for the notes, and we cannot assure you that an active trading market will develop for the notes”; and (iii) the third paragraph, the fifth and sixth sentences of the fourth paragraph and the eighth through the tenth paragraphs of text, in each case under the caption “Underwriting.” (the “Underwriters’ Information”).

(b) Each Underwriter severally agrees to indemnify and hold harmless each Transaction Entity and its trustees or directors, as applicable, and its officers who signed the Registration Statement, and each person who controls a Transaction Entity within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) with reference to the Underwriters’ Information. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 6, such person (the “indemnified party”) shall as promptly as reasonably practicable notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in this Section 6 shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 6. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action; provided, that in no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 6(a) and by the Transaction Entities in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) To the extent the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities and the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities, as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Underwriter’s affiliates (as such term is defined in Rule 501(b) under the 1933 Act) and selling agents shall have the same rights to contribution as such Underwriter, and each trustee or director, as applicable, of each Transaction Entity and each person, if any, who controls either Transaction Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of the Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

7. Default by One or More Underwriters. If one or more of the Underwriters shall fail on the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters shall use reasonable efforts, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 36-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Transaction Entities to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting underwriter.

No action taken pursuant to this Section 7 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Transaction Entities to sell the relevant Option Securities, as the case may be, the Underwriters shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7.

8. Termination. This Agreement may be terminated by the Underwriters by notice to the Transaction Entities (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) if, in the judgement of the Underwriters, there has been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change or development involving a prospective change in national or international economic, financial or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States or the international financial markets would, in the judgment of the Underwriters, be material and adverse and make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, (iii) suspension of trading in securities generally on the NYSE or Nasdaq or limitation on prices (other than limitations on hours or numbers of days of trading), (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) the suspension of trading of any security of the Company by the NYSE, the Commission, FINRA or any other governmental authority, (vi) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Underwriters has a Material Adverse Effect on the securities markets in the United States; or (b) as provided in Section 5 of this Agreement.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall survive delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Transaction Entities, the Underwriters or any of their respective officers, trustees, directors, employees, agents or controlling persons referred to in Section 6 hereof. The provisions of Section 3, Section 6, Section 9, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement.

10.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 10, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 184l(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term, in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title 11 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication:

(a)	if to the Underwriters:

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Facsimile: (212) 507-8999

Attention: Investment Banking Division

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Email: registration-syndops@ny.email.gs.com

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Telephone: (212) 618-7706

Email: TMGUS@rbccm.com

Attention: DCM Transaction Management/Scott Primrose

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Attention: Fixed Income Syndicate

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Keefe, Bruyette & Woods, Inc.

787 Seventh Ave., 4th Floor

New York, NY 10019

1-212-887-7777

Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: FSG DCM/Syndicate

Email: fsg-dcm@psc.com

with an additional copy to:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067

Attention: Patrick S. Brown (which copy shall not constitute notice)

(b)	if to the Transaction Entities:

PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, California 91361

Attention: Derek W. Stark

with an additional copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: J. Gerard Cummins (which copy shall not constitute notice)

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 1-7-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Transaction Entities, and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. No Fiduciary Duty. The Transaction Entities hereby acknowledge that (a) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction among the Transaction Entities, on the one hand, and the Underwriters and any affiliate through which an Underwriter may be acting, on the other, (b) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Transaction Entities on related or other matters) and no Underwriter has any obligation to the Transaction Entities with respect to the offering contemplated hereby except obligations expressly set forth in this Agreement, (c) the Transaction Entities’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Transaction Entities, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Transaction Entities has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Furthermore, the Transaction Entities agree that each Transaction Entity is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Transaction Entities on related or other matters). The Transaction Entities agree that they will not claim that any Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Transaction Entities, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Transaction Entities and the Underwriters with respect to the subject matter hereof.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Time. Time shall be of the essence of this Agreement except as otherwise set forth herein, specified times of day refer to New York City time.

18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement amongst the Company, the Guarantor Subsidiary and the Underwriters in accordance with its terms.

Very truly yours,

PennyMac Mortgage Investment Trust

By:	/s/ Daniel S. Perotti
Name:	Daniel S. Perotti
Title:	Senior Managing Director and Chief Financial Officer

PennyMac Corp.

By:	/s/ Derek W. Stark
Name:	Derek W. Stark
Title:	Senior Managing Director, Chief Legal Officer and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted on behalf of each of the Underwriters as of the date first-written above.

Morgan Stanley & Co. LLC

By:	/s/ Michael Borut
Name:	Michael Borut
Title:	Executive Director

Goldman Sachs & Co. LLC

By:	/s/ Thomas Healy
Name:	Thomas Healy
Title:	Managing Director

RBC Capital Markets, LLC

By:	/s/ Saurabh Monga
Name:	Saurabh Monga
Title:	Managing Director

UBS Securities LLC

By:	/s/ Dominic Hills
Name:	Dominic Hills
Title:	Associate Director

By:	/s/ Jay Anderson
Name:	Jay Anderson
Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

Keefe, Bruyette & Woods, Inc.

By:	/s/ Ted Conway
Name:	Ted Conway
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Piper Sandler & Co.

By:	/s/ James Furey
Name:	James Furey
Title:	Managing Director

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Amount of Initial Securities
Morgan Stanley & Co. LLC	$24,000,000
Goldman Sachs & Co. LLC	$24,000,000
RBC Capital Markets, LLC	$24,000,000
UBS Securities LLC	$24,000,000
Wells Fargo Securities, LLC	$24,000,000
Keefe, Bruyette & Woods, Inc.	$15,000,000
Piper Sandler & Co.	$15,000,000
Total	$150,000,000

EXHIBIT B

ISSUER GENERAL USE FREE WRITING PROSPECTUS

1.	Final Term Sheet, dated February 4, 2025, attached hereto as Annex I.

ANNEX I

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated February 4, 2025

Relating to Preliminary Prospectus Supplement dated February 4, 2025 and

Prospectus dated June 14, 2024

Registration Nos. 333-280211 and 333-280211-01

PennyMac Mortgage Investment Trust

$150,000,000

9.00% Senior Notes due 2030

Pricing Term Sheet

February 4, 2025

The following sets forth the final terms of the 9.00% Senior Notes due 2030 (the “Notes”) and should be read together with the preliminary prospectus supplement, dated February 4, 2025, including the documents incorporated by reference therein together with the related prospectus, dated June 14, 2024, relating to these securities (together, the “Preliminary Prospectus”).

Issuer:	PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”)

Guarantee:	The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by PennyMac Corp., a Delaware corporation (the “Guarantor”)

Title of the Securities:	9.00% Senior Notes due 2030

Type of Offering:	SEC Registered

Rating:*

Initial Aggregate Principal Amount Being Offered:	$150,000,000

Over-Allotment Option:	Up to $22,500,000 aggregate principal amount of Notes within 30 days of the date hereof solely to cover over-allotments, if any.

Issue Price:	$25.00

Principal Payable at Maturity:	100% of the aggregate principal amount.

Type of Note:	Fixed rate note

Listing:	The Company intends to apply to list the Notes on the New York Stock Exchange under the trading symbol “PMTV” and expects trading of the Notes to commence within 30 days after the original issue date.

Stated Maturity Date:	February 15, 2030

Interest Rate:	9.00% per year

Underwriting Discount:	3.15% (or $4,725,000 total assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, before Expenses:	96.85% (or $145,275,000 total assuming the over-allotment option is not exercised)

Day Count Basis:	360-day year of twelve 30-day months

Trade Date:	February 4, 2025

Settlement Date:	February 11, 2025 (T + 5)**

Date Interest Starts Accruing:	February 11, 2025

Interest Payment Dates:	Each February 15, May 15, August 15 and November 15, commencing on May 15, 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:	The initial interest period will be the period from and including February 11, 2025, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Specified Currency:	U.S. Dollars

Denominations:	The Company will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Business Day:	A day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.

Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after February 15, 2027, upon not less than 30 days nor more than 60 days written notice to holders prior to the redemption date, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control Offer to Repurchase:	Upon a Change of Control Repurchase Event (as defined in the Preliminary Prospectus), the Company will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

CUSIP / ISIN:	70931T 707 / US70931T7072

Use of Proceeds:	The net proceeds from this offering are intended to be used to fund the Company’s business and investment activities, which may include: the investment in subordinated bonds from the Company’s private-label securitization activities and other mortgage-related securities and acquisition of mortgage servicing rights; funding the Company’s correspondent lending business, including the purchase of Agency-eligible residential mortgage loans; repayment of other indebtedness, which may include the repurchase or repayment of a portion of the Guarantor’s 5.50% exchangeable senior notes due 2026 or secured financing; and for other general business purposes.

Joint Book-Running Managers:	Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co.

Trustee:	The Bank of New York Mellon Trust Company, N.A.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to their delivery will be required, by virtue of the fact that the Notes will initially settle T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery should consult their own advisors.

This pricing term sheet and the Preliminary Prospectus are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Notes referred to in this pricing term sheet, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

This communication is intended for the sole use of the person to whom it is provided by the issuer. The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at 1-800-584-6837, Goldman Sachs & Co. LLC, toll-free at 1-866-471-2526, RBC Capital Markets, LLC, toll-free at 1-866-375-6829, UBS Securities LLC, toll-free at 1-833-481-0269, Wells Fargo Securities, LLC, toll-free at 1-800-645-3751, Keefe, Bruyette & Woods, Inc., toll-free at 1-212-887-7777, and Piper Sandler & Co., toll-free at 1-866-805-4128.

EXHIBIT C

ISSUER LIMITED USE FREE WRITING PROSPECTUS

None

EXHIBIT D

OFFICERS’ CERTIFICATE

OFFICERS’ CERTIFICATE

February 11, 2025

The undersigned, Daniel S. Perotti, the duly qualified and elected Senior Managing Director and Chief Financial Officer of each of PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), and PennyMac Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (the “Guarantor” and, together with the Company, the “Transaction Entities” and each, a “Transaction Entity”), and Derek W. Stark, the duly qualified and elected Senior Managing Director, Chief Legal Officer and Secretary of each Transaction Entity, pursuant to Section 5(e) of the Underwriting Agreement, dated February 4, 2025 (the “Underwriting Agreement”), by and among the Transaction Entities and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. relating to the offering by the Company of $150,000,000 aggregate principal amount of the Company’s 9.00% Senior Notes due 2030, fully and unconditionally guaranteed by the Guarantor, do hereby certify, on behalf of each Transaction Entity, in their respective capacities as officers of each Transaction Entity, and not in their individual capacities, that:

The representations and warranties of each Transaction Entity contained in the Underwriting Agreement are true and correct as of the date hereof with the same force and effect as though expressly made at and as of the date hereof.

Each Transaction Entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the Closing Date.

Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreement), there has been no Material Adverse Effect, whether or not arising in the ordinary course.

No stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A under the 1933 Act have been instituted or, to any Transaction Entity’s knowledge, threatened by the Commission.

Each of Sullivan & Cromwell LLP, Sidley Austin LLP and Venable LLP is entitled to rely on this certificate in connection with the opinion that each is rendering pursuant to the Underwriting Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly caused this Officers’ Certificate to be executed and delivered on and as of the date first written above.

PennyMac Mortgage Investment Trust
PennyMac Corp.

By:
Name:	Daniel S. Perotti
Title:	Senior Managing Director and Chief
Financial Officer

By:
Name:	Derek W. Stark
Title:	Senior Managing Director, Chief
Legal Officer and Secretary